Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Benson Hill, Inc. and further agree to the filing of this agreement as an Exhibit thereto. The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: June 5, 2024

iSELECT FUND MANAGEMENT, LLC

By:	/s/ Michael D. Kime
Name:	Michael D. Kime
Title:	Manager/Managing Principal

iSELECT FUND — ARGONAUTICS, LLC

By:	/s/ Michael D. Kime
Name:	Michael D. Kime
Title:	Manager/Managing Principal

MICHAEL D. KIME

/s/ Michael D. Kime

RICHARD P. IMPERIALE

/s/ Richard P. Imperiale

JAMES M. MEYER

/s/ James M. Meyer

CARTER WILLIAMS

/s/ Carter Williams

SUSAN SLAVIK WILLIAMS

/s/ Susan Slavik Williams

ARGONAUTIC VENTURES MASTER SPC (FOR AND ON BEHALF OF ARGONAUTIC VERTICAL SERIES BENSON HILL SS FUND III SP)

By:	/s/ Chiu Wing Nga Rita
Name:	Chiu Wing Nga Rita
Title:	Director

ARGONAUTIC VENTURES MASTER SPC (FOR AND ON BEHALF OF ARGONAUTIC VERTICAL SERIES BENSON HILL SS FUND II SP)

By:	/s/ Chiu Wing Nga Rita
Name:	Chiu Wing Nga Rita
Title:	Director

CHIU WING NGA RITA

/s/ Chiu Wing Nga Rita

S2G INVESTMENTS, LLC

By:	/s/ Sanjeev Krishnan
Name:	Sanjeev Krishnan
Title:	Managing Partner

FALL LINE ENDURANCE FUND, LP

By: Fall Line Endurance GP, LLC, General Partner

By:	/s/ Eric O’Brien
Name:	Eric O’Brien
Title:	Managing Member

FALL LINE ENDURANCE GP, LLC

By:	/s/ Eric O’Brien
Name:	Eric O’Brien
Title:	Managing Member

ERIC O’BRIEN

/s/ Eric O’Brien

CLAY MITCHELL

/s/ Clay Mitchell

MATTHEW B. CRISP

/s/ Matthew B. Crisp

2